THE BOMBAY FURNITURE COMPANY OF CANADA INC.

as Grantor

and

GE CANADA FINANCE HOLDING COMPANY

as Canadian Agent

CANADIAN SECURITY AGREEMENT
OCTOBER 24, 2006

CANADIAN SECURITY AGREEMENT

Security agreement dated as of October 24, 2006 made by The Bombay Furniture Company of Canada Inc., a corporation continued and existing under the laws of the Province of Ontario (together with its successors and permitted assigns, the “Grantor”) to and in favour of GE Canada Finance Holding Company, individually and as agent (together with its successors and assigns, the “Canadian Agent”) for itself and the Canadian Lenders under the Credit Agreement.

RECITALS:

(a)	The Canadian Agent and the Canadian Lenders have agreed to make certain credit facilities available to the Grantor on the terms and conditions contained in the Credit Agreement; and

(b)
It is a condition precedent to the extension of credit to the Grantor under the Credit Agreement that the Grantor execute and deliver this Agreement in favour of the Canadian Agent as security for the payment and performance of the Grantor’s obligations under the Credit Agreement and the other Loan Documents to which it is a party.

In consideration of the foregoing and other good and valuable consideration, the receipt and adequacy of which are acknowledged, the parties agree as follows.

     ARTICLE 1
INTERPRETATION

Section 1.1  Defined Terms.

As used in this Agreement, the following terms have the following meanings:

“Account Debtor” means any Person who is or who may become obligated under, with respect to, or on account of, an Account.

“Administrative Agent” means General Electric Capital Corporation, acting as administrative agent and collateral agent for the Lenders under the Credit Agreement and any successor agent appointed under the Credit Agreement, and its successors and permitted assigns.

“Agreement” means this security agreement and all schedules attached hereto, as the same may be amended, restated, supplemented and otherwise modified from time to time.

“Books” means all of the Grantor’s now owned or hereafter acquired books and records (including all of its Records indicating, summarizing or evidencing its assets (including the Collateral) or liabilities, all of the Grantor’s Records relating to its business operations or financial condition, and all of the Grantor’s goods or intangibles related to such information).

“Canadian Lender” means each Lender organized and operating under the laws of Canada or a province thereof, which has a Canadian Revolving Credit Commitment, holds Canadian Revolving Loans or participates in any Canadian Swing Loan.

“Collateral” has the meaning specified in Section 2.1.

“Collections” means all cash, cheques, credit card slips or receipts, notes, instruments, and other items of payment (including insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds) of the Grantor relating to, arising out of, or forming part of, the Collateral.

“Control Agreement” means an agreement, in form and substance satisfactory to Canadian Agent, executed and delivered by the Grantor, the Canadian Agent, and the applicable securities intermediary or bank, which agreement is sufficient to give the Canadian Agent “control” over the subject Deposit Account or Investment Property.

“Credit Agreement” means the credit agreement dated as of October 24, 2006, by and among the Borrowers, the Lenders, the L/C Issuers from time to time party thereto, the Administrative Agent and the Canadian Agent, as the same may be amended, modified, extended, renewed, replaced, restated, supplemented or refinanced from time to time and includes any agreement extending the maturity of, or refinancing or restructuring all or any portion of, the indebtedness under such agreement or any successor agreements, whether or not with the same Agents or Lenders.

“Deposit Account” means any chequing or other deposit account (including any demand, time, savings, passbook, or similar account maintained with a bank).

“Documents” means a document of title or a receipt in the nature of a warehouse receipt (even though issued by a person who is the owner of such goods and is not a warehouse-man) issued for goods including distilled spirits and agricultural commodities which are stored under a statute requiring a bond against withdrawal or a license.

“Expenses” means all expenses, costs and charges incurred by or on behalf of the Secured Parties in connection with this Agreement, the Security Interest or the Collateral, including all legal fees, court costs, receiver's or agent's remuneration and other expenses of taking possession of, repairing, protecting, insuring, preparing for disposition, realizing, collecting, selling, transferring, delivering or obtaining payment for the Collateral, and of taking, defending or participating in any action or proceeding in connection with any of the foregoing matters or otherwise in connection with the Secured Parties' interest in any Collateral, whether or not directly relating to the enforcement of this Agreement or any other Loan Document to which the Grantor is a party.

“Intellectual Property” means domestic and foreign: (i) patents, applications for patents and reissues, divisions, continuations, renewals, extensions and continuations-in-part of patents or patent applications; (ii) proprietary and non-public business information, including inventions (whether patentable or not), invention disclosures, improvements, discoveries, trade secrets, confidential information, know-how, methods, processes, designs, technology, technical data, schematics, formulae and customer lists, and documentation relating to any of the foregoing; (iii) copyrights, copyright registrations and applications for copyright registration; (iv) mask works, mask work registrations and applications for mask work registrations; (v) designs, design registrations, design registration applications and integrated circuit topographies; (vi) trade names, business names, corporate names, domain names, website names and world wide web addresses, common law trade-marks, trade-mark registrations, trade mark applications, trade dress and logos, and the goodwill associated with any of the foregoing; (vii) computer software and programs (both source code and object code form), all proprietary rights in the computer software and programs and all documentation and other materials related to the computer software and programs; and (viii) any other intellectual property and industrial property.

“Instruments” means (i) a bill, note or cheque within the meaning of the Bills of Exchange Act (Canada) or any other writing that evidences a right to the payment of money and is of a type that in the ordinary course of business is transferred by delivery with any necessary endorsement or assignment, or (ii) a letter of credit and an advice of credit if the letter or advice states that it must be surrendered upon claiming payment thereunder, or (iii) chattel paper or any other writing that evidences both a monetary obligation and a security interest in or a lease of specific goods, or (iv) documents of title or any other writing that purports to be issued by or addressed to a bailee and purports to cover such goods in the bailee’s possession as are identified or fungible portions of an identified mass, and that in the ordinary course of business is treated as establishing that the Person in possession of it is entitled to receive, hold and dispose of the document and the goods it covers, or (v) any document or writing commonly known as an instrument.

“Investment Property” means a security, whether certificated or uncertificated, security entitlement, securities account, commodity contract, or commodity account, and any and all supporting obligations in respect thereof.

“Lenders” means, collectively, the financial institutions listed on the signature pages of the Credit Agreement as Lenders, including the Canadian Lenders, any Person who may become a Lender pursuant to the Credit Agreement, and their respective successors and assigns.

“Loan Documents” means, collectively, the Credit Agreement, this Agreement and each other Loan Document (as such term is defined in the Credit Agreement).

“Negotiable Collateral” means collectively, letters of credit, letter of credit rights, instruments, promissory notes, drafts, documents of title, documents, and chattel paper (including electronic chattel paper and tangible chattel paper), and any and all supporting obligations in respect thereof arising from the sale of Inventory or Accounts.

“Person” means a natural person, partnership, limited partnership, limited liability partnership, corporation, limited liability corporation, unlimited liability company, joint stock company, trust, unincorporated association, joint venture or other entity or Governmental Entity, and pronouns have a similarly extended meaning.

“PPSA” means the Personal Property Security Act (Ontario), as in effect from time to time, including any amendments thereto and any statute substituted therefor and amendments thereto.

“Record” means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

“Restricted Asset” has the meaning specified in Section 2.6.

“Secured Parties” means, collectively, the Canadian Agent and the Canadian Lenders.

“Secured Obligations” means the Obligations (as defined in the Credit Agreement) of the Grantor including, without limitation, any and all indebtedness, liabilities and obligations, now or hereafter existing, direct or indirect, absolute or contingent, as principal or surety, of the Grantor to the Canadian Agent and the other Secured Parties or any of them arising under, by virtue of or otherwise in connection with this Agreement, the Credit Agreement or any other Loan Document, including all Expenses incidental thereto.

“Securities” means:

(a)
a document that is (i) issued in bearer, order or registered form, (ii) of a type commonly dealt in upon securities exchanges or markets or commonly recognized in any area in which it is issued or dealt in as a medium for investment, (iii) one of a class or series or by its terms is divisible into a class or series of documents, and (iv) evidence of a share, participation or other interest in property or in any enterprise or is evidence of an obligation of the issuer and includes an uncertificated security; and

(b)	a share, participation or other interest in a Person.

“Specified Collateral” means Accounts and Inventory and any proceeds of the foregoing.

“U.S. Advances” means, at any time, in each case to the extent outstanding at such time, U.S. Revolving Loans and Swing Loans made by the U.S. Lenders to the U.S. Borrowers and the L/C Obligations for all Letters of Credit issued by GE Capital at the request of the Parent.

Section 1.2  Incorporated Terms.

Whenever the terms “Accessions”, “Account”, “Chattel Paper”, “Document of Title”, “Goods”, “Intangible”, “Inventory”, “Money”, “Proceeds” and “Security Interest” are used herein, they shall be interpreted in accordance with their respective meanings in the PPSA. Capitalized terms used in this Agreement but not defined have the meanings given to them in the Credit Agreement.

Section 1.3  No Implied Subordination.

Any reference herein or in any other Loan Document to a Permitted Lien is not intended to subordinate or postpone, and shall not be interpreted as subordinating or postponing, or as any agreement to subordinate or postpone, any Lien created by this Agreement, or any of the other Loan Documents, to any Permitted Lien.

Section 1.4  Certain Phrases, etc.

In this Agreement the words “including”, “includes” and “include” mean “including (or includes or include) without limitation”. The expressions “Article”, “Section” and other subdivision followed by a number mean and refer to the specified Article, Section or other subdivision of this Agreement.

Section 1.5  Gender and Number.

Any reference in this Agreement to gender includes all genders. Words importing the singular number only include the plural and vice versa.

Section 1.6  Headings, etc.

The division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenient reference only and do not affect its interpretation.

Section 1.7  Schedules.

The schedules attached to this Agreement form an integral part of it for all purposes of it.

Section 1.8  References.

Any reference to this Agreement, refers to this Agreement as the same may have been or may from time to time be amended, modified, extended, renewed, restated, replaced or supplemented and shall include all schedules to it. Except as otherwise provided in this Agreement, any reference in this Agreement to a statute refers to such statute and all rules and regulations made under it as the same may have been or may from time to time be amended or re-enacted.

        ARTICLE 2
SECURITY

Section 2.1  Grant of Security.

Subject to Section 2.6, the Grantor grants to the Canadian Agent, for the benefit of the Secured Parties, a security interest in, and assigns, mortgages, charges, hypothecates and pledges to the Canadian Agent, for the benefit of the Secured Parties, all of the Grantor’s now owned or hereafter acquired right, title and interest in and to the following currently existing and hereafter acquired or arising personal property (collectively the “Collateral”):

(a)  Accounts;

(b)  Books relating to the Specified Collateral;

(c)  intangibles relating to Specified Collateral including all security interests, goodwill, choses in action, contracts, contract rights, licenses and other contractual benefits and all Deposit Accounts relating to the Specified Collateral (it being understood and agreed that Deposit Accounts relating to payroll obligations, tax liabilities, and third party funds shall not be deemed to relate to the Specified Collateral);

(d)  Documents, documents of title and chattel paper relating to Specified Collateral;

(e)  Inventory including goods held for sale, lease or resale, goods furnished or to be furnished to third parties under contracts of lease, consignment or service, goods which are raw materials or work in process, goods used in or procured for packing and materials used or consumed in the business of the Grantor;

(f)  Instruments, Securities, Investment Property and Negotiable Collateral, in each case, relating to Specified Collateral;

(g)  money or other assets that now or hereafter come into the possession, custody, or control of any Secured Party;

(h)  all substitutions and replacements of and increases, additions and, where applicable, accessions to the property described in Sections 2.1(a) through 2.1(g) inclusive; and

(i)  all proceeds in any form derived directly or indirectly from any dealing with all or any part of the property described in Sections 2.1(a) through 2.1(h) inclusive, including the proceeds of such proceeds and including proceeds of insurance covering any and all of the foregoing, and any and all Collateral, money, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

Section 2.2  Secured Obligations.

(1)
The security interest, assignment, mortgage, charge, hypothecation and pledge granted by this Agreement (collectively, the “Security Interest”) secures the due payment and performance by the Grantor of all of the Secured Obligations. Any reference in this Agreement or in the Loan Documents to which the Grantor is a party to the Secured Obligations shall include all amendments, changes, extensions, modifications, renewals, replacements, substitutions, and supplements, thereto and thereof, as applicable, both prior and subsequent to any Insolvency Proceeding.

(2)
Notwithstanding any provision to the contrary in any Loan Document, (i) all Obligations of the Grantor under this Agreement and the other Loan Documents are separate and individual Obligations of the Grantor from the Obligations of the U.S. Borrowers, (ii) the Grantor shall not have any liabilities in respect of U.S. Advances made by the U.S. Lenders to the U.S. Borrowers or in respect of any other Obligations of the U.S. Borrowers to the Agents or Lenders arising from or related to U.S. Advances, and (iii) the assets of the Grantor shall not serve at any time, directly or indirectly, as security for the performance of the U.S. Borrowers in respect of U.S. Advances, made to the U.S Borrowers.

Section 2.3  Other Collateral

The Grantor agrees to take the following actions at any time and solely if proceeds or products of the Specified Collateral constitutes any of the following:

(a)
in the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, and if and to the extent that the Canadian Agent determines that perfection or priority of the Canadian Agent’s security interest is dependent on or enhanced by possession, the Grantor, immediately upon the request of the Canadian Agent, shall endorse and deliver physical possession of such Negotiable Collateral to the Canadian Agent accompanied by such instruments of transfer or assignment duly executed in blank as the Canadian Agent may from time to time specify.

(b)
if the Grantor shall acquire any certificated securities, the Grantor shall forthwith endorse, assign and deliver the same to the Canadian Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Canadian Agent may from time to time specify. If any securities now or hereafter acquired by the Grantor are uncertificated and are issued to the Grantor or its nominee directly by the issuer thereof, the Grantor shall immediately notify the Canadian Agent thereof and, at the Canadian Agent’s request and option, either (a) cause the issuer to enter into a Control Agreement, or (b) pursuant to an agreement in form and substance satisfactory to the Canadian Agent, arrange for the Canadian Agent to become the registered owner of the securities. If any securities, whether certificated or uncertificated, or other Investment Property now or hereafter acquired by the Grantor are held by the Grantor or its nominee through a securities intermediary or commodity intermediary, the Grantor shall immediately notify the Canadian Agent thereof and, at the Canadian Agent’s request and option, either (i) cause such securities intermediary or (as the case may be) commodity intermediary to enter into a Control Agreement, or (ii) pursuant to an agreement in form and substance satisfactory to the Canadian Agent, in the case of financial assets or other Investment Property held through a securities intermediary, arrange for the Canadian Agent to become the entitlement holder with respect to such Investment Property, with the Grantor being permitted, only with the consent of the Canadian Agent, to exercise rights to withdraw or otherwise deal with such Investment Property. The provisions of this Section 2.3(b) shall not apply to any financial assets credited to a securities account for which the Canadian Agent is the securities intermediary.

Section 2.4	Collection of Accounts, General Intangibles, and Negotiable Collateral

At any time after the occurrence and during the continuation of an Event of Default, the Canadian Agent or the Canadian Agent’s designee may (a) notify Account Debtors of the Grantor that the Grantor’s Accounts have been assigned to the Canadian Agent or that the Canadian Agent has a security interest therein, or (b) collect the Grantor’s Accounts directly and charge the collection costs and expenses to the Grantor. The Grantor agrees that it will hold in trust for the Secured Parties, as the Secured Parties’ trustee, any of its Collections that it receives without commingling the same with other funds of the Grantor and immediately will deliver such Collections to the Canadian Agent in their original form as received by the Grantor, together with any necessary endorsements or assignments.

Section 2.5  Attachment.

The Grantor acknowledges that (i) value has been given, (ii) it has rights in the Collateral (other than after-acquired Collateral), (iii) it has not agreed to postpone the time of attachment of the Security Interest, and (iv) it has received a duplicate original copy of this Agreement.

Section 2.6  Scope of Security Interest.

(1)
To the extent that an assignment of amounts payable and other proceeds arising under or in connection with, or the grant of a security interest in any agreement, licence, permit or quota of the Grantor, or the grant of any licence as contemplated in Section 2.7, would result in the termination of such agreement, licence, permit or quota (each, a “Restricted Asset”), the Grantor shall hold as trustee all proceeds arising under or in connection with the Restricted Asset in trust for the Canadian Agent, for the benefit of the Secured Parties, and the Security Interest will constitute a trust created in favour of the Canadian Agent, for the benefit of the Secured Parties, on the following basis:

(i)	until the Security Interest is enforceable, the Grantor is entitled to receive all such proceeds; and

(ii)
whenever the Security Interest is enforceable, (A) all rights of the Grantor to receive such proceeds cease and all such proceeds will be immediately paid over to the Canadian Agent for the benefit of the Secured Parties, and (B) the Grantor will take all actions requested by the Canadian Agent to collect and enforce payment and other rights arising under the Restricted Asset.

(2)
The Grantor will use all commercially reasonable efforts to obtain the consent of each other party to any and all Restricted Assets to the assignment of such Restricted Asset to the Canadian Agent in accordance with this Agreement.

(3)	The Security Interest does not extend to consumer goods.

(4)
The Security Interest does not extend or apply to the last day of the term of any lease or sublease of real property or any agreement for a lease or sublease of real property, now held or hereafter acquired by the Grantor, but the Grantor will stand possessed of any such last day upon trust to assign and dispose of it as the Canadian Agent may reasonably direct.

Section 2.7  Grant of Non-Exclusive Licence.

For the purpose of enabling the Canadian Agent to exercise its rights and remedies under Article 3 (including, without limitation, in order to take possession of, hold, preserve, process, assemble, prepare for sale, market for sale, sell or otherwise dispose of the Collateral) at such time as the Canadian Agent shall be lawfully entitled to exercise its rights and remedies under Article 3, the Grantor hereby (i) grants to the Canadian Agent, for the benefit of the Secured Parties, a royalty free, non-exclusive, irrevocable, worldwide license, such license being with respect to the Canadian Agent’s exercise of its rights and remedies under Article 3 including, without limitation, in connection with any completion of the manufacture of Inventory or any sale or other disposition of Inventory (a) to use, apply, and affix any trademark, trade name, logo, or the like in which the Grantor now or hereafter has rights, (b) to use, license or sublicense any Intellectual Property, computer software now owned, held or hereafter acquired by the Grantor, including in such license access to all media such and to the extent to which any of the licensed items may be recorded or stored and to all computer software programs such and to the extent used for the compilation or print out thereof, provided that the Canadian Agent’s use of the property described in this Section 2.7 will comply with all applicable law and the terms of any such right of use, and (c) to use any and all furniture, fixtures and equipment contained in any premises owned, operated, leased, sub-leased or otherwise occupied by the Grantor in connection with the exercise of the Canadian Agent’s rights and remedies under Article 3, and (ii) without limiting the provisions of Article 3, agrees to provide the Canadian Agent and/or its agents with access to, and the right to use, any such premises owned, operated, leased, sub-leased or otherwise occupied by the Grantor.

Section 2.8  Care and Custody of Collateral.

(1)	The Canadian Agent and the other Secured Parties have no obligation to keep Collateral in their respective possession identifiable.

(2)
The Canadian Agent may, upon the occurrence and during the continuance of an Event of Default, (i) notify any Person obligated on an account or on chattel paper or any Grantor on an instrument to make payments to the Canadian Agent, whether or not the Grantor was previously making collections on such accounts, chattel paper, instruments, and (ii) assume control of any proceeds arising from the Collateral.

(3)
The Canadian Agent has no obligation to collect dividends, distributions or interest payable on, or exercise any option or right in connection with, any Securities or Instruments. The Canadian Agent has no obligation to protect or preserve any Securities or Instruments from depreciating in value or becoming worthless and is released from all responsibility for any loss of value. In the physical keeping of any Securities, the Canadian Agent is only obliged to exercise the same degree of care as it would exercise with respect to its own Securities kept at the same place.

Section 2.9  Rights of the Grantor.

(1)
Until the occurrence of an Event of Default which is continuing, the Grantor is entitled to vote the Securities that are part of the Collateral and to receive all dividends and distributions on such Securities. Upon the occurrence and during the continuance of an Event of Default, all rights of the Grantor to vote (under any proxy given by the Canadian Agent (or its nominee) or otherwise) or to receive distributions or dividends cease and all such rights become vested solely and absolutely in the Canadian Agent.

(2)
Any distributions or dividends received by the Grantor contrary to Section 2.9(1) or any other moneys or property received by the Grantor after the Security Interest is enforceable will be received as trustee for the Canadian Agent and the Secured Parties and shall be immediately paid over to the Canadian Agent.

Section 2.10  Expenses.

The Grantor is liable for and will pay on demand by the Canadian Agent any and all Expenses.

      ARTICLE 3
ENFORCEMENT

Section 3.1  Enforcement.

The Security Interest becomes and is enforceable against the Grantor upon the occurrence and during the continuance of an Event of Default.

Section 3.2  Remedies.

Whenever the Security Interest is enforceable, the Canadian Agent may realize upon the Collateral and enforce the rights of the Canadian Agent and the Secured Parties by:

(a)	entry onto any premises where Collateral consisting of tangible personal property may be located;

(b)	entry into possession of the Collateral by any method permitted by law;

(c)	sale, grant of options to purchase, lease or dispose of all or any part of the Collateral;

(d)	holding, storing and keeping idle or operating all or any part of the Collateral;

(e)
exercising and enforcing all rights and remedies of a holder of the Securities and Instruments as if the Canadian Agent were the absolute owner thereof (including, if necessary, causing the Collateral to be registered in the name of the Canadian Agent or its nominee if not already done);

(f)	collection of any proceeds arising in respect of the Collateral;

(g)	collection, realization or sale of, or other dealing with, the Accounts;

(h)
license or sublicense, whether on an exclusive or nonexclusive basis, any Intellectual Property for such term and on such conditions and in such manner as the Canadian Agent in its sole judgment determines (taking into account such provisions as may be necessary to protect and preserve such Intellectual Property);

(i)
instruction to any bank which has entered into a Control Agreement with the Canadian Agent to transfer all moneys, securities and instruments held by such bank to an account maintained with or by the Canadian Agent;

(j)	application of any moneys constituting Collateral or proceeds thereof in accordance with Section 5.11;

(k)
appointment by instrument in writing of a receiver (which term as used in this Agreement includes a receiver and manager) or agent of all or any part of the Collateral and removal or replacement from time to time of any receiver or agent;

(l)	institution of proceedings in any court of competent jurisdiction for the appointment of a receiver of all or any part of the Collateral;

(m)	institution of proceedings in any court of competent jurisdiction for sale or foreclosure of all or any part of the Collateral;

(n)	filing of proofs of claim and other documents to establish claims to the Collateral in any proceeding relating to the Grantor; and

(o)	any other remedy or proceeding authorized or permitted under the PPSA or otherwise by law or equity.

Section 3.3  Additional Rights.

In addition to the remedies set forth in Section 3.2 and elsewhere in this Agreement, whenever the Security Interest is enforceable, the Canadian Agent may:

(a)
require the Grantor, at the Grantor's expense, to assemble the Collateral at a place or places designated by notice in writing and the Grantor agrees to so assemble the Collateral immediately upon receipt of such notice;

(b)	require the Grantor, by notice in writing, to disclose to the Canadian Agent the location or locations of the Collateral and the Grantor agrees to promptly make such disclosure when so required;

(c)	repair, process, modify, complete or otherwise deal with the Collateral and prepare for the disposition of the Collateral, whether on the premises of the Grantor or otherwise;

(d)
redeem any prior security interest against any Collateral, procure the transfer of such security interest to itself, or settle and pass the accounts of the prior mortgagee, chargee or encumbrancer (any accounts to be conclusive and binding on Grantor);

(e)	pay any liability secured by any Lien against any Collateral (the Grantor will immediately on demand reimburse the Canadian Agent for all such payments);

(f)
carry on all or any part of the business of the Grantor and, to the exclusion of all others including the Grantor, enter upon, occupy and use all or any of the premises, buildings, and other property of or used by the Grantor for such time as the Canadian Agent sees fit, free of charge, and the Canadian Agent and the Secured Parties are not liable to the Grantor for any act, omission or negligence (other than their own gross negligence or wilful misconduct) in so doing or for any rent, charges, depreciation or damages incurred in connection with or resulting from such action;

(g)
borrow for the purpose of carrying on the business of the Grantor or for the maintenance, preservation or protection of the Collateral and grant a security interest in the Collateral, whether or not in priority to the Security Interest, to secure repayment;

(h)
commence, continue or defend any judicial or administrative proceedings for the purpose of protecting, seizing, collecting, realizing or obtaining possession or payment of the Collateral, and give good and valid receipts and discharges in respect of the Collateral and compromise or give time for the payment or performance of all or any part of the accounts or any other obligation of any third party to the Grantor; and

(i)
at any public sale, and to the extent permitted by law on any private sale, bid for and purchase any or all of the Collateral offered for sale and upon compliance with the terms of such sale, hold, retain and dispose of such Collateral without any further accountability to the Grantor or any other Person with respect to such holding, retention or disposition, except as required by law. In any such sale to the Canadian Agent, the Canadian Agent may, for the purpose of making payment for all or any part of the Collateral so purchased, use any claim for Secured Obligations then due and payable to it as a credit against the purchase price.

Section 3.4  Exercise of Remedies.

The remedies under Section 3.2 and Section 3.3 may be exercised from time to time separately or in combination and are in addition to, and not in substitution for, any other rights of the Canadian Agent and the Secured Parties however arising or created. The Canadian Agent and the Secured Parties are not bound to exercise any right or remedy, and the exercise of rights and remedies is without prejudice to the rights of the Canadian Agent and the Secured Parties in respect of the Secured Obligations including the right to claim for any deficiency.

Section 3.5  Receiver's Powers.

(1)
Any receiver appointed by the Canadian Agent is vested with the rights and remedies which could have been exercised by the Canadian Agent in respect of the Grantor or the Collateral and such other powers and discretions as are granted in the instrument of appointment and any supplemental instruments. The identity of the receiver, its replacement and its remuneration are within the sole and unfettered discretion of the Canadian Agent.

(2)
Any receiver appointed by the Canadian Agent will act as agent for the Canadian Agent for the purposes of taking possession of the Collateral, but otherwise and for all other purposes (except as provided below), as agent for the Grantor. The receiver may sell, lease, or otherwise dispose of Collateral as agent for the Grantor or as agent for the Canadian Agent as the Canadian Agent may determine in its discretion. The Grantor agrees to ratify and confirm all actions of the receiver acting as agent for the Grantor, and to release and indemnify the receiver in respect of all such actions save and except for any wilful misconduct or gross negligence of such receiver.

(3)
The Canadian Agent, in appointing or refraining from appointing any receiver, does not incur liability to the receiver, the Grantor or otherwise and is not responsible for any wilful misconduct or gross negligence of such receiver.

Section 3.6  Appointment of Attorney.

The Grantor hereby irrevocably constitutes and appoints the Canadian Agent (and any officer of the Canadian Agent) the true and lawful attorney of the Grantor. As the attorney of the Grantor, the Canadian Agent has the power to exercise for and in the name of the Grantor with full power of substitution, upon the occurrence and during the continuance of an Event of Default, any of the Grantor's right (including the right of disposal), title and interest in and to the Collateral including the execution, endorsement, delivery and transfer of the Collateral to the Canadian Agent, its nominees or transferees, and the Canadian Agent and its nominees or transferees are hereby empowered to exercise all rights and powers and to perform all acts of ownership with respect to the Collateral to the same extent as the Grantor might do. All acts of the attorney are ratified and approved, and the attorney is not liable for any act, failure to act or any other matter or thing, except for its own gross negligence or wilful misconduct. This power of attorney is irrevocable, is coupled with an interest, has been given for valuable consideration (the receipt and adequacy of which is acknowledged) and survives, and does not terminate upon, the bankruptcy, dissolution, winding up or insolvency of the Grantor. This power of attorney extends to and is binding upon the Grantor’s successors and permitted assigns. The Grantor authorizes the Canadian Agent to delegate in writing to another person any power and authority of the Canadian Agent under this power of attorney as may be necessary or desirable in the opinion of the Canadian Agent, and to revoke or suspend such delegation.

Section 3.7  Dealing with the Collateral.

(1)
The Canadian Agent and the Secured Parties are not obliged to exhaust their recourse against the Grantor or any other Person or against any other security they may hold in respect of the Secured Obligations before realizing upon or otherwise dealing with the Collateral in such manner as the Canadian Agent may consider desirable.

(2)
The Canadian Agent and the Secured Parties may grant extensions or other indulgences, take and give up securities, accept compositions, grant releases and discharges and otherwise deal with the Grantor and with other Persons, sureties or securities as they may see fit without prejudice to the Secured Obligations, the liability of the Grantor or the rights of the Canadian Agent and the Secured Parties in respect of the Collateral.

(3)
Except as otherwise provided by law or this Agreement, the Canadian Agent and the Secured Parties are not (i) liable or accountable for any failure to collect, realize or obtain payment in respect of the Collateral, (ii) bound to institute proceedings for the purpose of collecting, enforcing, realizing or obtaining payment of the Collateral or for the purpose of preserving any rights of any persons in respect of the Collateral, (iii) responsible for any loss occasioned by any sale or other dealing with the Collateral or by the retention of or failure to sell or otherwise deal with the Collateral, or (iv) bound to protect the Collateral from depreciating in value or becoming worthless.

Section 3.8  Standards of Sale.

Without prejudice to the ability of the Canadian Agent to dispose of the Collateral in any manner which is commercially reasonable, the Grantor acknowledges that:

(a)	the Collateral may be disposed of in whole or in part;

(b)	the Collateral may be disposed of by public auction, public tender or private contract, with or without advertising and without any other formality;

(c)	any assignee of such Collateral may be the Canadian Agent, a Secured Party or a customer of any such Person;

(d)	any sale conducted by the Canadian Agent will be at such time and place, on such notice and in accordance with such procedures as the Canadian Agent, in its sole discretion, may deem advantageous;

(e)
the Collateral may be disposed of in any manner and on any terms necessary to avoid violation of applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that the prospective bidders and purchasers have certain qualifications, and restrict the prospective bidders and purchasers to persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of the Collateral) or in order to obtain any required approval of the disposition (or of the resulting purchase) by any governmental or regulatory authority or official;

(f)	a disposition of the Collateral may be on such terms and conditions as to credit or otherwise as the Canadian Agent, in its sole discretion, may deem advantageous; and

(g)	the Canadian Agent may establish an upset or reserve bid or price in respect of the Collateral.

Section 3.9  Dealings by Third Parties.

(1)
No Person dealing with the Canadian Agent, any of the Secured Parties or an agent or receiver is required to determine (i) whether the Security Interest has become enforceable, (ii) whether the powers which such Person is purporting to exercise have become exercisable, (iii) whether any money remains due to the Canadian Agent or the Secured Parties by the Grantor, (iv) the necessity or expediency of the stipulations and conditions subject to which any sale or lease is made, (v) the propriety or regularity of any sale or other dealing by the Canadian Agent or any Secured Party with the Collateral, or (vi) how any money paid to the Canadian Agent or the Secured Parties has been applied.

(2)
Any bona fide purchaser of all or any part of the Collateral from the Canadian Agent or any receiver or agent will hold the Collateral absolutely, free from any claim or right of whatever kind, including any equity of redemption, of the Grantor, which it specifically waives (to the fullest extent permitted by law) as against any such purchaser together with all rights of redemption, stay or appraisal which the Grantor has or may have under any rule of law or statute now existing or hereafter adopted.

Section 3.10  Registration Rights.

If the Canadian Agent determines to exercise its right to sell any or all of the Securities that are Collateral, and if in the opinion of the Canadian Agent it is necessary or advisable to have any such Securities:

(a)
qualified for distribution by prospectus pursuant to the applicable securities legislation in any or all provinces and territories of Canada, the Grantor will cause the issuer thereof to (i) use its best efforts to file, and obtain a receipt from the applicable securities regulatory authorities, for a preliminary and final prospectus offering for sale such number of Securities as the Canadian Agent directs; and (ii) execute and deliver, and cause the directors and officers of such issuer to execute and deliver, all such certificates, instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Canadian Agent, necessary or advisable to qualify such Securities for distribution by prospectus pursuant to the applicable securities legislation in any or all provinces of Canada; or

(b)
sold or registered under the provisions of the U.S. Securities Act of 1933, as amended, the Grantor will cause the issuer thereof to (i) execute and deliver, and cause the directors and officers of such issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Canadian Agent, necessary or advisable to register the Securities pledged hereunder, or that portion thereof to be sold, under the provisions of the U.S. Securities Act of 1933, as amended, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Securities pledged hereunder, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Canadian Agent, are necessary or advisable, all in conformity with the requirements of the U.S. Securities Act of 1933, as amended, and the rules and regulations applicable thereto.

(c)
The Grantor agrees to cause such issuer to comply with the provisions of the securities legislation in effect in any or all of the provinces of Canada, the U.S. Securities Act of 1933, as amended, and the securities or “Blue Sky” laws of any jurisdictions outside Canada, in each case, which the Canadian Agent designates.

ARTICLE 4
REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 4.1  General Representations, Warranties and Covenants.

The Grantor represents and warrants in all material respects and covenants and agrees, acknowledging and confirming that the Canadian Agent and each Secured Party is relying on such representations, warranties, covenants and agreements, that:

(a)
Ownership of Collateral. The Grantor is the sole owner of each item of the Collateral upon which it purports to grant a Security Interest hereunder, and has good and marketable title thereto free and clear of any and all Liens other than Permitted Liens.

(b)
Perfection and Priority. This Agreement (i) constitutes a legal, valid and binding obligation of the Grantor, enforceable against the Grantor in accordance with its terms subject only to bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application affecting creditors’ rights and the discretion exercisable by courts of competent jurisdiction in respect of the availability of equitable remedies, and (ii) is effective to create a valid and continuing Security Interest on and, upon the filing of the appropriate financing statements, a perfected Security Interest in favour of the Canadian Agent, for the benefit of the Secured Parties, on the Collateral with respect to which a security interest may be perfected by filing pursuant to the PPSA. The Security Interest is prior to all other Liens, except Permitted Liens having priority over the Canadian Agent’s Lien by operation of law or unless otherwise permitted by any Loan Document. Except as set forth in this Section 4.1(b), all action by the Grantor necessary or desirable to protect and perfect such Security Interest on each item of the Collateral has been duly taken.

(c)
Continuous Perfection. Schedule A sets out the Grantor's place of business or, if more than one, the Grantor’s chief executive office. Such place of business or chief executive office, as the case may be, has been located at such address for the sixty days immediately preceding the date of this Agreement. Schedule A also sets out the address at which the books and records of the Grantor are located, the address at which senior management of the Grantor are located and conduct their deliberations and make their decisions with respect to the business of the Grantor and the address from which the invoices and accounts of the Grantor are issued. The Grantor will not change the location of any of these items, people or addresses without providing at least thirty (30) days prior written notice to the Canadian Agent. Except for sales of inventory made in the ordinary course of business, the Collateral, to the extent not delivered to the Canadian Agent pursuant to Section 2.3, has been kept for the sixty days immediately preceding the date of this Agreement and will be kept at those locations listed on Schedule A, and the Grantor will not remove the Collateral from such locations, without providing at least thirty (30) days prior written notice to the Canadian Agent. The Grantor will not change its name in any manner without providing at least thirty (30) days prior written notice to the Canadian Agent. The Grantor has not operated under any trade name, fictitious name or other name in the last 12 months other than The Bombay Furniture Company of Canada Inc., La Compagnie de Mobilier Bombay du Canada Inc., The Bombay Company, La Compagnie Bombay, Bombay, and BombayKIDS.

(d)
Enforcement. No Permit, notice to or filing with any Governmental Authority or any other Person or any consent from any Person is required for the exercise by the Canadian Agent of its rights provided for in this Agreement or the enforcement of remedies in respect of the Collateral pursuant to this Agreement, including the transfer of any Collateral, except any approvals that may be required to be obtained from any bailees or landlords to collect the Collateral.

(e)
Restriction on Disposition. The Grantor will not sell, assign, convey, exchange, lease, release or abandon, or otherwise dispose of, any Collateral except as expressly permitted in Section 7.5 of the Credit Agreement.

(f)	Negative Pledge. The Grantor will not create or suffer to exist, any Lien on the Collateral, except for Permitted Liens.

(g)
Notice. The Grantor shall promptly notify the Canadian Agent in writing of its acquisition of any interest hereafter in property constituting Collateral that is of a type where a security interest or lien must be or may be registered, recorded or filed under, or notice thereof given under, any statute or regulation.

(h)	Securities and Instruments.

(i)
No Person has or will have any written or oral option, warrant, right, call, commitment, conversion right, right of exchange or other agreement or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an option, warrant, right, call, commitment, conversion right, right of exchange or other agreement to acquire any right or interest in any of the Securities and Instruments that are Collateral.

(ii)
The Securities and Instruments that are Collateral constitute, where applicable, the legal, valid and binding obligation of the obligor of such Securities and Instruments, enforceable in accordance with their terms, subject only to any limitation under applicable laws relating to (x) bankruptcy, insolvency, fraudulent conveyance, arrangement, reorganization or creditors’ rights generally, and (y) the discretion that a court may exercise in the granting of equitable remedies.

(iii)
The pledge, assignment and delivery to the Canadian Agent of the Collateral consisting of certificated Securities pursuant to this Agreement creates a valid and perfected first priority security interest in such certificated Securities, and the proceeds of them. Such Securities and the proceeds from them are not subject to any prior Lien or any agreement purporting to grant to any third party a Lien on the property or assets of the Grantor which would include the Securities. The Canadian Agent is entitled to all the rights, priorities and benefits afforded by the PPSA or other relevant personal property securities legislation as enacted in any relevant jurisdiction to perfect security interests in respect of such Collateral.

(i)
Perfection and Protection of Security Interest. The Grantor will perform, execute and deliver, all acts, agreements and other documents requested by the Canadian Agent at any time to register, file, signify, publish, perfect, maintain, protect, and enforce the Security Interest including (i) executing, recording and filing of financing or other statements, in form and substance satisfactory to the Canadian Agent and paying all taxes, fees and other charges payable, (ii) placing notations on its books of account to disclose the Security Interest, and (iii) taking such other steps as are deemed necessary by the Canadian Agent to maintain the Security Interest.

(j)
Representations and Warranties of the Credit Agreement. The representations and warranties made by the Grantor in Article IV of the Credit Agreement are true and correct in all material respects on each date as required by Section 3.2(b) of the Credit Agreement.

(k)
Compliance with Credit Agreement. The Grantor agrees to comply with all covenants and other provisions applicable to it under the Credit Agreement, including Sections 2.17, 10.3 and 10.4 of the Credit Agreement.

       ARTICLE 5
GENERAL

Section 5.1  Notices.

Any notices, directions or other communications provided for in this Agreement must be in writing and given in accordance with the Credit Agreement.

Section 5.2  Discharge.

The Security Interest will be discharged upon, but only upon, (i) full and indefeasible payment and performance of the Secured Obligations, and (ii) the Canadian Agent and the Secured Parties having no obligations under any Loan Document. Upon discharge of the Security Interest and at the request and expense of the Grantor, the Canadian Agent will execute and deliver to the Grantor such releases, discharges, financing statements and other documents or instruments as the Grantor may reasonably require and the Canadian Agent will redeliver to the Grantor, or as the Grantor may otherwise direct the Canadian Agent, any Collateral in its possession.

Section 5.3  No Merger, Survival of Representations and Warranties.

This Agreement does not operate by way of merger of any of the Secured Obligations and no judgment recovered by the Canadian Agent or any of the Secured Parties will operate by way of merger of, or in any way affect, the Security Interest, which is in addition to, and not in substitution for, any other security now or hereafter held by the Canadian Agent and the Secured Parties in respect of the Secured Obligations.

Section 5.4  Further Assurances.

The Grantor will do all acts and things and execute and deliver, or cause to be executed and delivered, all documents and instruments that the Canadian Agent may require and take all further steps relating to the Collateral or any other property or assets of the Grantor that the Canadian Agent may require for (i) protecting the Collateral, (ii) perfecting the Security Interest, and (iii) exercising all powers, authorities and discretions conferred upon the Canadian Agent. After the Security Interest becomes enforceable, the Grantor will do all acts and things and execute and deliver all transfers, assignments and instruments that the Canadian Agent may require for facilitating the sale or other disposition of the Collateral in connection with its realization.

Section 5.5  Supplemental Security.

This Agreement is in addition and without prejudice to and supplemental to all other security now held or which may hereafter be held by the Canadian Agent or the Secured Parties.

Section 5.6  Successors and Assigns.

This Agreement is binding on the Grantor, its successors and assigns, and enures to the benefit of the Canadian Agent and its successors and assigns. This Agreement may be assigned by the Canadian Agent without the consent of, or notice to, the Grantor, to such Person as the Canadian Agent may determine and, in such event, such Person will be entitled to all of the rights and remedies of the Canadian Agent as set forth in this Agreement or otherwise. In any action brought by an assignee to enforce any such right or remedy, the Grantor will not assert against the assignee any claim or defence which the Grantor now has or may have against the Canadian Agent or any of the Secured Parties. The Grantor may not assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Canadian Agent which may be unreasonably withheld.

Section 5.7  Amalgamation

The Grantor acknowledges and agrees that in the event it amalgamates with any other corporation or corporations, it is the intention of the parties that the Security Interest (i) extends to all of the property and undertaking that each of the amalgamating corporations and the amalgamated corporation then has, or thereafter acquires, any right, title, interest in and all right, title and interest that each of the amalgamating corporations and the amalgamated corporation then has, or thereafter acquires or has, in any property and undertaking; and (ii) secures the payment and performance of all debts, liabilities and obligations, present or future, direct or indirect, absolute or contingent, matured or unmatured, at any time or from time to time due or accruing due and owing by or otherwise payable by each of the amalgamating corporations and the amalgamated corporation to the Secured Parties at the time of amalgamation and any such obligations of the amalgamated corporation to the Secured Parties arising after the amalgamation. The Security Interest attaches to the additional collateral at the time of amalgamation and to any collateral thereafter owned or acquired by the amalgamated corporation when such becomes owned or is acquired. Upon any such amalgamation, the defined term “Grantor” means, collectively, each of the amalgamating corporations and the amalgamated corporation, the defined term “Collateral” means all of the property and undertaking and interests described in (i) above, and the defined term “Secured Obligations” means the obligations described in (ii) above.

Section 5.8  Severability.

If any court of competent jurisdiction from which no appeal exists or is taken, determines any provision of this Agreement to be illegal, invalid or unenforceable, that provision will be severed from this Agreement and the remaining provisions will remain in full force and effect.

Section 5.9  Amendment.

This Agreement may only be amended, supplemented or otherwise modified by written agreement executed by the Canadian Agent (with the consent of the Required Lenders) and the Grantor.

Section 5.10  Waivers, etc.

(1)
No consent or waiver by the Canadian Agent or the Secured Parties in respect of this Agreement is binding unless made in writing and signed by an authorized officer of the Canadian Agent (with the consent of the Required Lenders). Any consent or waiver given under this Agreement is effective only in the specific instance and for the specific purpose for which given. No waiver of any of the provisions of this Agreement constitutes a waiver of any other provision.

(2)
A failure or delay on the part of the Canadian Agent or the Secured Parties in exercising a right under this Agreement does not operate as a waiver of, or impair, any right of the Canadian Agent or the Secured Parties however arising. A single or partial exercise of a right on the part of the Canadian Agent or the Secured Parties does not preclude any other or further exercise of that right or the exercise of any other right by the Canadian Agent or the Secured Parties.

Section 5.11  Application of Proceeds of Security.

All monies collected by the Canadian Agent upon the enforcement of the Canadian Agent’s or the Secured Parties’ rights and remedies under this Agreement and the Liens created hereby, including any sale or other disposition of the Collateral, together with all other monies received by the Canadian Agent and the Secured Parties under this Agreement, will be applied as provided in the Credit Agreement.  To the extent any other Loan Document requires proceeds of collateral under such Loan Document to be applied in accordance with the provisions of this Agreement, the Canadian Agent or holder under such other Loan Document shall apply such proceeds in accordance with this Section.

Section 5.12  Conflict

In the event of any conflict between the provisions of this Agreement and the provisions of the Credit Agreement which cannot be resolved by both provisions being complied with, the provisions contained in the Credit Agreement will prevail to the extent of such conflict.

Section 5.13  Governing Law; Jurisdiction

This Agreement will be governed by, interpreted and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. Without prejudice to the ability of the Canadian Agent to enforce this Agreement in any other proper jurisdiction, the Grantor irrevocably submits and attorns to the non-exclusive jurisdiction of the courts of such Province. The parties irrevocably waive any objection (including any claim of inconvenient forum) that any of them may now or hereafter have to the venue of any legal proceeding arising out of or relating to this Agreement in the courts of such Province.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF the Grantor has executed this Agreement as of the date first above written.

THE BOMBAY FURNITURE COMPANY OF CANADA INC., as Grantor
By: /s/ Elaine D. Crowley Name: Elaine D. Crowley Title: Vice President

SCHEDULE A

LOCATIONS OF COLLATERAL

Chief Executive Office:

3475 Steeles Avenue East, Brampton, Ontario L6T 5W4

Locations of Collateral and Places of Business:

See Attachment 1

Locations of Books and Records:

550 Bailey Avenue, Fort Worth, TX 76107

Locations of Senior Management:

3475 Steeles Avenue East, Brampton, Ontario L6T 5W4

550 Bailey Avenue, Fort Worth, TX 76107

Address from which Invoices and Accounts are sent:

550 Bailey Avenue, Fort Worth, TX 76107

3475 Steeles Avenue East, Brampton, Ontario L6T 5W4